                                                   This filing is made pursuant
                                                   to Rule 424(b)(3) under the
PROSPECTUS SUPPLEMENT NO. 7 TO                     Securities Act of 1933 in
PROSPECTUS DATED JULY 23, 1998                     connection with Registration
                                                   No. 333-58857


                               INGRAM MICRO INC.
                 $1,330,000,000 PRINCIPAL AMOUNT AT MATURITY OF
               ZERO COUPON CONVERTIBLE SENIOR DEBENTURES DUE 2018
                                      AND
                        SHARES OF CLASS A COMMON STOCK,
          PAR VALUE $0.01 PER SHARE, ISSUABLE UPON CONVERSION THEREOF

     This Prospectus Supplement relates to the resale by the holders (the "Selling Securityholders") of Zero Coupon Convertible Senior Debentures due 2018 (the "Debentures") of Ingram Micro Inc. (the "Company") and the shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of the Company issuable upon the conversion of the Debentures (the "Conversion Shares").

     This Prospectus Supplement should be read in conjunction with the Prospectus dated July 23, 1998, which is to be delivered with this Prospectus Supplement. All capitalized terms used herein but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

     The table below sets forth information as of the date hereof concerning beneficial ownership of the Debentures and Common Stock by the Selling Securityholders therein listed. All information concerning beneficial ownership has been furnished by the Selling Securityholders.

                            PRINCIPAL
                            AMOUNT OF                        NUMBER          OTHER
                           DEBENTURES    PERCENTAGE OF   OF CONVERSION     SHARES OF     PERCENTAGE OF      PERCENTAGE OF
                              THAT        DEBENTURES      SHARES THAT     COMMON STOCK    COMMON STOCK      COMMON EQUITY
          NAME             MAY BE SOLD    OUTSTANDING    MAY BE SOLD(1)       HELD       OUTSTANDING(2)   OUTSTANDING(2)(3)
          ----             -----------   -------------   --------------   ------------   --------------   -----------------
American Community Mutual
  Insurance Company......  $  600,000          *              3,297            0               *                  *
American Pioneer Life
  Insurance Co.
  of New York............  $  100,000          *                549            0               *                  *
American Progressive Life
  & Health Insurance Co.
  of New York............  $  100,000          *                549            0               *                  *
American Public Entity
  Excess Pool............  $  100,000          *                549            0               *                  *
American Republic
  Insurance Company......  $1,200,000          *              6,594            0               *                  *
Amwest Surety Insurance
  Company................  $  650,000          *              3,571            0               *                  *
Anthracite Mutual Fire
  Life Insurance
  Company................  $   30,000          *                164            0               *                  *
Associated Physicians
  Insurance Company......  $   50,000          *                274            0               *                  *
Baltimore Life Insurance
  Company................  $  250,000          *              1,373            0               *                  *
BCS Life Insurance
  Company................  $  750,000          *              4,121            0               *                  *
Care American Life
  Insurance Company......  $  100,000          *                549            0               *                  *
Catholic Relief Insurance
  Company of America.....  $  600,000          *              3,297            0               *                  *
Chicago Mutual Insurance
  Company................  $  100,000          *                549            0               *                  *
Chrysler Insurance
  Company................  $6,000,000          *             32,970            0               *                  *
Commonwealth Dealers Life
  Insurance..............  $  200,000          *              1,099            0               *                  *
Concord Life Insurance
  Company................  $  250,000          *              1,373            0               *                  *
Condor Insurance
  Company................  $  200,000          *              1,099            0               *                  *
CSA Fraternal Life
  Insurance Company......  $  150,000          *                824            0               *                  *
Farmers Home Mutual
  Insurance Company......  $  400,000          *              2,198            0               *                  *
Federated Rural Electric
  Insurance Corp. .......  $  350,000          *              1,923            0               *                  *
Financial American Life
  Insurance Company......  $   50,000          *                274            0               *                  *


                           PERCENTAGE OF VOTING
                                 POWER OF
                              COMMON EQUITY
          NAME             OUTSTANDING(2)(3)(4)
          ----             --------------------
American Community Mutual
  Insurance Company......           *
American Pioneer Life
  Insurance Co.
  of New York............           *
American Progressive Life
  & Health Insurance Co.
  of New York............           *
American Public Entity
  Excess Pool............           *
American Republic
  Insurance Company......           *
Amwest Surety Insurance
  Company................           *
Anthracite Mutual Fire
  Life Insurance
  Company................           *
Associated Physicians
  Insurance Company......           *
Baltimore Life Insurance
  Company................           *
BCS Life Insurance
  Company................           *
Care American Life
  Insurance Company......           *
Catholic Relief Insurance
  Company of America.....           *
Chicago Mutual Insurance
  Company................           *
Chrysler Insurance
  Company................           *
Commonwealth Dealers Life
  Insurance..............           *
Concord Life Insurance
  Company................           *
Condor Insurance
  Company................           *
CSA Fraternal Life
  Insurance Company......           *
Farmers Home Mutual
  Insurance Company......           *
Federated Rural Electric
  Insurance Corp. .......           *
Financial American Life
  Insurance Company......           *

                            PRINCIPAL
                            AMOUNT OF                        NUMBER          OTHER
                           DEBENTURES    PERCENTAGE OF   OF CONVERSION     SHARES OF     PERCENTAGE OF      PERCENTAGE OF
                              THAT        DEBENTURES      SHARES THAT     COMMON STOCK    COMMON STOCK      COMMON EQUITY
          NAME             MAY BE SOLD    OUTSTANDING    MAY BE SOLD(1)       HELD       OUTSTANDING(2)   OUTSTANDING(2)(3)
          ----             -----------   -------------   --------------   ------------   --------------   -----------------
First Delaware Insurance
  Company................  $   20,000          *                109            0               *                  *
First Patriot Insurance
  Company................  $  100,000          *                549            0               *                  *
Fort Dearborn Life
  Insurance Company......  $  300,000          *              1,648            0               *                  *
Frontier Insurance
  Company................  $1,400,000          *              7,693            0               *                  *
Goodville Mutual Casualty
  Company................  $   50,000          *                274            0               *                  *
Gopher State Mutual
  Insurance Company......  $  150,000          *                824            0               *                  *
Grain Dealers Mutual
  Insurance..............  $  250,000          *              1,373            0               *                  *
Guaranty Income Life
  Insurance Company......  $  550,000          *              3,022            0               *                  *
Guarantee Trust Life
  Insurance Company......  $1,300,000          *              7,143            0               *                  *
Illinois Founders
  Insurance Company......  $  100,000          *                549            0               *                  *
Illinois State Bar
  Association Mutual
  Insurance Company......  $  350,000          *              1,923            0               *                  *
Integrity Mutual
  Insurance Company......  $  350,000          *              1,923            0               *                  *
Kanawha Insurance
  Company................  $  100,000          *                549            0               *                  *
Lebanon Mutual Insurance
  Company................  $  100,000          *                549            0               *                  *
Lone Star Life Insurance
  Company................  $1,650,000          *              9,066            0               *                  *
Medico Life Insurance
  Company................  $1,000,000          *              5,495            0               *                  *
Medmarc Insurance
  Company................  $  550,000          *              3,022            0               *                  *
Mid America Life
  Insurance Company......  $   50,000          *                274            0               *                  *
Middle Cities Risk
  Management Trust.......  $  200,000          *              1,099            0               *                  *
Midwest Security Life....  $  300,000          *              1,648            0               *                  *
Millers Casualty
  Insurance Company of
  Texas..................  $  300,000          *              1,648            0               *                  *
Mutual Protective
  Insurance Company......  $1,300,000          *              7,143            0               *                  *
NCMIC....................  $  600,000          *              3,297            0               *                  *
New Castle Mutual
  Insurance Company......  $   50,000          *                274            0               *                  *
Old Guard Fire Insurance
  Company................  $  250,000          *              1,373            0               *                  *
Old Guard Insurance
  Company................  $  550,000          *              3,022            0               *                  *
Ozark National Life
  Insurance Company......  $1,700,000          *              9,341            0               *                  *
Paramount Insurance
  Company................  $  300,000          *              1,648            0               *                  *
Phico Insurance Company..  $  450,000          *              2,472            0               *                  *
Physicians Mutual
  Insurance Company......  $  450,000          *              2,472            0               *                  *
Pioneer Insurance
  Company................  $  100,000          *                549            0               *                  *
Police & Fireman's
  Insurance
  Association............  $  100,000          *                549            0               *                  *
Public Service Mutual
  Insurance Company......  $1,800,000          *              9,891            0               *                  *
Reassurance Company of
  Hanover................  $  600,000          *              3,297            0               *                  *
Secura Insurance, A
  Mutual Company.........  $  650,000          *              3,571            0               *                  *
Security Mutual Life
  Insurance Company of
  Lincoln, NE............  $  200,000          *              1,099            0               *                  *
Service Life and Casualty
  Insurance Company......  $  100,000          *                549            0               *                  *


                           PERCENTAGE OF VOTING
                                 POWER OF
                              COMMON EQUITY
          NAME             OUTSTANDING(2)(3)(4)
          ----             --------------------
First Delaware Insurance
  Company................           *
First Patriot Insurance
  Company................           *
Fort Dearborn Life
  Insurance Company......           *
Frontier Insurance
  Company................           *
Goodville Mutual Casualty
  Company................           *
Gopher State Mutual
  Insurance Company......           *
Grain Dealers Mutual
  Insurance..............           *
Guaranty Income Life
  Insurance Company......           *
Guarantee Trust Life
  Insurance Company......           *
Illinois Founders
  Insurance Company......           *
Illinois State Bar
  Association Mutual
  Insurance Company......           *
Integrity Mutual
  Insurance Company......           *
Kanawha Insurance
  Company................           *
Lebanon Mutual Insurance
  Company................           *
Lone Star Life Insurance
  Company................           *
Medico Life Insurance
  Company................           *
Medmarc Insurance
  Company................           *
Mid America Life
  Insurance Company......           *
Middle Cities Risk
  Management Trust.......           *
Midwest Security Life....           *
Millers Casualty
  Insurance Company of
  Texas..................           *
Mutual Protective
  Insurance Company......           *
NCMIC....................           *
New Castle Mutual
  Insurance Company......           *
Old Guard Fire Insurance
  Company................           *
Old Guard Insurance
  Company................           *
Ozark National Life
  Insurance Company......           *
Paramount Insurance
  Company................           *
Phico Insurance Company..           *
Physicians Mutual
  Insurance Company......           *
Pioneer Insurance
  Company................           *
Police & Fireman's
  Insurance
  Association............           *
Public Service Mutual
  Insurance Company......           *
Reassurance Company of
  Hanover................           *
Secura Insurance, A
  Mutual Company.........           *
Security Mutual Life
  Insurance Company of
  Lincoln, NE............           *
Service Life and Casualty
  Insurance Company......           *

                            PRINCIPAL
                            AMOUNT OF                        NUMBER          OTHER
                           DEBENTURES    PERCENTAGE OF   OF CONVERSION     SHARES OF     PERCENTAGE OF      PERCENTAGE OF
                              THAT        DEBENTURES      SHARES THAT     COMMON STOCK    COMMON STOCK      COMMON EQUITY
          NAME             MAY BE SOLD    OUTSTANDING    MAY BE SOLD(1)       HELD       OUTSTANDING(2)   OUTSTANDING(2)(3)
          ----             -----------   -------------   --------------   ------------   --------------   -----------------
Service Lloyds Insurance
  Company................  $  150,000          *                824            0               *                  *
Standard Mutual Insurance
  Company................  $  350,000          *              1,923            0               *                  *
Texas Builders Insurance
  Company................  $  150,000          *                824            0               *                  *
Transguard Insurance
  Company of America.....  $1,100,000          *              6,044            0               *                  *
United National Insurance
  Company................  $2,000,000          *             10,990            0               *                  *
United Teacher Associates
  Insurance Company......  $2,100,000          *             11,539            0               *                  *
Washington International
  Insurance Company......  $  500,000          *              2,747            0               *                  *
Western Home Mutual
  Insurance..............  $  250,000          *              1,373            0               *                  *
Westward Life Insurance
  Company................  $   90,000          *                494            0               *                  *
Wisconsin Lawyers Mutual
  Insurance Company......  $  260,000          *              1,428            0               *                  *
Wisconsin Mutual
  Insurance Company......  $  250,000          *              1,373            0               *                  *
World Insurance Company..  $  700,000          *              3,846            0               *                  *


                           PERCENTAGE OF VOTING
                                 POWER OF
                              COMMON EQUITY
          NAME             OUTSTANDING(2)(3)(4)
          ----             --------------------
Service Lloyds Insurance
  Company................           *
Standard Mutual Insurance
  Company................           *
Texas Builders Insurance
  Company................           *
Transguard Insurance
  Company of America.....           *
United National Insurance
  Company................           *
United Teacher Associates
  Insurance Company......           *
Washington International
  Insurance Company......           *
Western Home Mutual
  Insurance..............           *
Westward Life Insurance
  Company................           *
Wisconsin Lawyers Mutual
  Insurance Company......           *
Wisconsin Mutual
  Insurance Company......           *
World Insurance Company..           *

---------------
 *  Less than 1%.

(1) Assumes conversion of the full amount of Debentures held by such holder at the initial conversion rate of 5.495 shares of Common Stock per $1,000 principal amount at maturity of Debentures; such conversion rate is subject to adjustment as described under "Description of Debentures -- Conversion of Debentures." Accordingly, the number of shares of Common Stock issuable upon conversion of the Debentures may increase or decrease from time to time. Under the terms of the Indenture, fractional shares will not be issued upon conversion of the Debentures; cash will be paid in lieu of fractional shares, if any.

(2) Computed in accordance with Rule 13d-3(d)(i) promulgated under the Exchange Act and based upon 40,331,321 shares of Common Stock outstanding as of July 4, 1998, treating as outstanding the number of Conversion Shares shown as being issuable upon the assumed conversion by the named holder of the full amount of such holder's Debentures but not assuming the conversion of the Debentures of any other holder.

(3) Based upon 99,281,252 shares of Class B Common Stock outstanding as of July 4, 1998. See "Description of Capital Stock" in the Prospectus.

(4) Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's shareowners and each share of Class B Common Stock entitles the holder to ten votes on each such matter. See "Description of Capital Stock -- Common Equity -- Voting Rights" in the Prospectus.
                            ------------------------

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 6 OF THE PROSPECTUS.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 16, 1998.